CTS Corporation
Form 10-K 2004

EXHIBIT (10)(z)

PROTOTYPE NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made as of the ____ day of __________, 200_ (the "Grant Date") between CTS CORPORATION, an Indiana corporation (the "Company"), and ________ (the "Grantee").

1.	Grant. Subject to the terms set forth in this Agreement and in the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”), the Company hereby grants to the Grantee _________ Restricted Stock Units. This grant is made to the Grantee in consideration for services to be performed by Grantee for the Company as a non-employee director in the 200_ calendar year. In the event, that the Grantee is not a non-employee director of the Company as of January 1, 200_, this grant shall be forfeited in its entirety. Termination of services by the Grantee during the 200_ calendar year shall not affect this grant except as expressly provided herein. Except as expressly provided herein, capitalized terms used herein shall have the meaning ascribed to such terms under the Plan.

It is intended that this Agreement and its administration comply with the provisions of Section 409A of the Code. Accordingly, notwithstanding any provision in this Agreement or in the Plan to the contrary, this Agreement and the Plan will be interpreted and applied so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. As used herein, “Code” means the Internal Revenue Code of 1986 as amended from time to time, and any interpretations thereof issued by the U.S. Treasury Department on which the Company is permitted to rely.

2.	Settlement of Restricted Stock Units. Each Restricted Stock Unit shall entitle the Grantee to one Share which shall be distributed to the Grantee (or to the estate, guardian or beneficiary of the Grantee, as the case may be) on the Settlement Date(s) as defined herein. The Settlement Date(s) shall be the date(s) specified by the Grantee in the Settlement Date Election Form attached hereto as Exhibit A. In the event that the Grantee does not complete and return a Settlement Date Election Form to the Company on or before December 31, 200_, _____________ shall be deemed to be the Settlement Date for all Restricted Stock Units awarded under this Agreement. Notwithstanding anything to the contrary in this Agreement or the Settlement Date Election Form, upon the first to occur of the following events, Shares shall be distributed in the settlement of Restricted Stock Units as soon as reasonably practicable, and such date(s) of distribution shall be deemed to be the Settlement Date(s);

(a)	Grantee’s separation from service as defined by Section 409A of the Code; provided, however that if Grantee is or becomes a specified employee as defined by Section 409A of the Code, such date shall be delayed by six months;

(b)	Grantee’s becoming disabled, as defined by Section 409A of the Code;

(c)	Grantee’s death;

(d)	To the extent permitted by Section 409A of the Code, a change in ownership or effective control of the Company; or in the ownership of a substantial portion of the assets of the Company; or

(e)	Grantee’s unforeseeable emergency, as defined and not in excess of the amount permitted by Section 409A of the Code;

The Company’s obligations to the Grantee with respect to the Restricted Stock Units will be satisfied in full upon the distribution of Shares corresponding to such Restricted Stock Units. On the Settlement Date(s), the Company may, at its election, either (i) deliver to the Grantee a certificate representing the number of Shares to be distributed to the Grantee as of that Settlement Date; (ii) credit the number of Shares to be distributed to the Grantee as of that Settlement Date to a book-entry account in the name of the Grantee held by the Company’s transfer agent; or (iii) credit the number of Shares to be distributed to the Grantee as of that Settlement Date to a brokerage account designated by the Grantee. In no event may any Settlement Date be accelerated except in accordance with Section 409A of the Code.

3.	Selection of Settlement Dates. The Grantee’s selection of a Settlement Date may have important tax consequences. The Grantee is advised to consult an independent tax professional before making this selection.

The Grantee may elect to defer a Settlement Date which is a specific calendar date previously selected by the Grantee (the “Original Settlement Date”) on a form provided by the Company and pursuant to procedures established by the Company from time to time. Any such election may be made for less than all of the Shares due to be distributed on a Settlement Date, and different elections may be made with respect to Shares to be distributed on a Settlement Date. The Grantee’s election to defer an Original Settlement Date must be made at least twelve (12) months in advance of the Original Settlement Date and must defer distribution for a period of at least five (5) years after the Original Settlement Date. No election to defer an Original Settlement Date shall be effective for at least twelve (12) months after such election has been made. If the Grantee has selected separation from service as a Settlement Date that Settlement Date may not be deferred.

4.	Taxes. The Grantee shall be solely responsible for the payment of any taxes, including without limitation, any income or employment taxes, which are due or may become due as a result of this grant or the distribution of Shares.

5.	Rights Not Conferred. The Grantee shall have none of the rights of a stockholder with respect to the Restricted Stock Units, including the right to receive dividends or vote stock, until such time, if any, that Shares are distributed to the Grantee in settlement thereof. The Grantee is further advised that until distribution, the Company’s obligation will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held as collateral security for the obligations of the Company hereunder, and all assets of the Company will be subject to the claims of the Company’s creditors.

6.	Agreement Not Assignable. This Agreement and the Restricted Stock Units awarded hereunder are not transferable or assignable by the Grantee; provided that no provision herein shall prevent the transfer of such Restricted Stock Units or the Shares related thereto by will or by the laws of descent or distribution in the event of the Grantee’s death.

7.	Adjustments. If and to the extent that the number of Shares shall be increased or reduced in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, the number and kinds of shares subject to the Restricted Stock Units awarded hereunder may be adjusted by the Committee, in its sole discretion. In the event of any such transaction, the Committee may provide in substitution for the Restricted Stock Units granted hereunder such alternative consideration as it may determine to be equitable.

8.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

9.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment to the Plan or the Agreement shall adversely affect the value or number of the Grantee’s Restricted Stock Units without the Grantee’s written consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

10.	Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

11.	Severability. If any provision of the Plan or this Agreement is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or award hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or award, such provision shall be stricken as to such jurisdiction or award, and the remainder of the Plan or Agreement shall be in full force and effect.

12.	Construction. The Restricted Stock Units granted hereunder are being issued pursuant to Section 10 of the Plan (“Restricted Stock Award”) and are subject to the terms of the Plan. A copy of the Plan has been given to the Grantee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

13.	Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

        _________________________
        Director

CTS CORPORATION

By:  _________________________
         Richard G. Cutter III
         Vice President, General Counsel
         and Secretary

EXHIBIT A
CTS CORPORATION
RESTRICTED STOCK UNIT AWARD
SETTLEMENT DATE ELECTION FORM

THIS FORM MUST BE COMPLETED AND RETURNED TO THE COMPANY NO LATER THAN DECEMBER 31, 200_.  IF YOU FAIL TO RETURN THIS FORM TO THE COMPANY BY THAT DATE, YOUR AWARD WILL BE DISTRIBUTED ON _______________.

Name:

Address:

Date of Award:

Instructions:

You were awarded Restricted Stock Units under the CTS Corporation 2004 Omnibus Long-Term Incentive Plan (the “Plan”). Each Restricted Stock Unit entitles you to a share of CTS Common Stock on the Settlement Date you select, subject to the terms of the Plan and your Restricted Stock Unit Agreement. Your Settlement Date may not be earlier than _________________. Please select one of the following three alternatives:

1.	You may elect to receive a distribution of all Restricted Stock Units granted under this award upon your separation from service by initialing the following statement:

_____	I hereby elect to receive a distribution of all of the Shares to which I am entitled under this award upon my separation from service as defined by Section 409A of the Code, provided however that if I am or become a specified employee as defined by Section 409A of the Code, such date shall be delayed by six months (the “Settlement Date”).

Note:  You may not make a subsequent deferral of this Settlement Date.

2.	You may elect to receive a distribution of all Restricted Stock Units granted under this award on a specific calendar date by initialing and completing the following statement:

_____	I hereby elect to receive a distribution of all of the Shares to which I am entitled under this award on _______________ ___, 20____ (the “Settlement Date”).

3.	You may elect to receive a distribution of Restricted Stock Units in installments on a fixed schedule of calendar dates by initialing and completing the following statement:

_____	I hereby elect to have installments of the Shares to which I am entitled under this Award distributed to me on the dates specified below:

No. of Shares _____ _______________ ___, 20____ ("Settlement Date")

No. of Shares _____ _______________ ___, 20____ ("Settlement Date")

No. of Shares _____ _______________ ___, 20____ ("Settlement Date")

No. of Shares _____ _______________ ___, 20____ ("Settlement Date")

No. of Shares _____ _______________ ___, 20____ ("Settlement Date")

Acknowledgment:

I hereby acknowledge that, (i) I have been provided copies of the Plan and the Restricted Stock Unit Agreement, (ii) this election shall be subject to the terms of the Plan and the Restricted Stock Unit Agreement, and (iii) I have been advised to consult an independent tax advisor regarding the effects of this election. I understand that (i) the Company’s obligation is merely that of an unfunded and unsecured promise of the Company to deliver shares of CTS Common Stock in the future, (ii) no assets of the Company will be held as collateral security for this obligation, and (iii) my rights will be no greater than those of a general unsecured creditor. I acknowledge that I will be responsible for the payment of any income and employment taxes due on this award.

___________________________________	_________________________
Director	Date